Exhibit 99.1
Dawson Geophysical Company Reports Third Quarter Results
MIDLAND, Texas, July 27, 2005/ PRNewswire/—Dawson Geophysical Company (NASDAQ DWSN) today reported revenues of $31,500,000 for the third quarter of its 2005 fiscal year ending June 30, 2005 compared to $17,112,000 in the same quarter of fiscal 2004, an increase of 84 percent. For the nine months ending June 30, revenues were $79,574,000 compared to $47,790,000 in the 2004 period, an increase of 66 percent. The Company’s revenue growth is due to the rapid expansion from seven seismic data acquisition crews in June 2004 to the current level of eleven, price improvements in the markets for its services and more favorable contract terms with client companies.
Net income for the third quarter of fiscal 2005 was $3,357,000 ($0.45 per share) compared to $1,989,000 ($0.35 per share) in the same quarter of fiscal 2004. Earnings for the June quarter were positively impacted by extremely favorable weather conditions and crew productivity early in the quarter. Weather conditions for the remainder of the quarter were less favorable. The Company has yet to realize the full effect of the eleventh crew which was placed into service in May. Reflected in the current quarter’s earning per share data is the full effect of the 1,800,000 additional shares issued in a public offering completed in March of 2005. For the nine months ending June 30, net income was $7,284,000 ($1.11 per share) compared to $4,494,000 ($0.80 per share) in the prior year period. The Company’s EBITDA for the third quarter of fiscal 2005 was $7,570,000 as compared to $3,145,000 in the same quarter of fiscal 2004.
Demand for the Company’s services continues at record levels as a result of continued brisk exploration and development activity by the Company’s client base due to higher oil and gas prices. The Company believes its current order book is sufficient to maintain operations at full capacity well into the first quarter of calendar 2006.
The Company announced that its Board of Directors has approved an additional $5,250,000 of capital expenditures bringing the approved capital budget for fiscal 2005 to $37,250,000. Capital expenditures through the first three quarters of fiscal 2005 were $34,433,000. While no increase in the Company’s crew count is currently anticipated, the Company continues to grow and expend capital by upgrading its recording capacity, expanding the channel count of existing crews, adding to its energy source fleet, and making technical improvements in all phases of its operations. These additions present opportunities for revenue growth and profitability as the Company responds to its clients desire for higher resolution subsurface images.
Dawson Geophysical Company is the leading provider of U.S. onshore seismic data acquisition services as measured by the number of active data acquisition crews. Founded in 1952, Dawson acquires and processes 2-D, 3-D, and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.
This press release contains information about the Company’s EBITDA. The Company defines EBITDA as net income plus interest expense, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:
•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.
     The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under generally accepted accounting principles and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles. When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income, cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income is presented in the table following the text of this press release.
In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the ability to obtain land access rights of way and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ended September 30, 2004. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Operating revenues	$31,500,000	$17,112,000	$79,574,000	$47,790,000
Operating costs:
Operating expenses	22,878,000	13,504,000	61,100,000	38,457,000
General and administrative	1,409,000	648,000	3,192,000	1,867,000
Depreciation	2,387,000	1,156,000	5,519,000	3,381,000

	26,674,000	15,308,000	69,811,000	43,705,000

Income from operations	4,826,000	1,804,000	9,763,000	4,085,000
Other income:
Interest income	212,000	58,000	335,000	175,000
Interest expense	—	—	(65,000)	—
Gain (loss) on disposal of assets	149,000	(1,000)	149,000	(4,000)
Gain (loss) on sale of short-term investments	(4,000)	(15,000)	(4,000)	(15,000)
Other	—	143,000	239,000	253,000

Income before income tax	5,183,000	1,989,000	10,417,000	4,494,000

Income tax (expense) benefit:
Current	(783,000)	—	(1,516,000)	—
Deferred	(1,043,000)	—	(1,617,000)

	(1,826,000)	—	(3,133,000)	—

Net income	$3,357,000	$1,989,000	$7,284,000	$4,494,000

Net income per common share	$0.45	$0.36	$1.13	$0.81

Net income per common share—assuming dilution	$0.45	$0.35	$1.11	$0.80

Weighted average equivalent common shares outstanding	7,445,525	5,584,442	6,446,607	5,535,741

Weighted average equivalent common shares outstanding—assuming dilution	7,540,963	5,681,372	6,542,479	5,601,703

BALANCE SHEETS

	June 30,	September 30,
	2005	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,527,000	$3,587,000
Short-term investments	20,374,000	4,130,000
Accounts receivable, net of allowance for doubtful accounts of $335,000 in 2005 and $199,000 in 2004	28,186,000	16,979,000
Prepaid expenses and other assets	765,000	440,000

Current deferred tax asset	1,968,000	—

Total current assets	56,820,000	25,136,000

Deferred tax asset	—	1,648,000

Property, plant and equipment	126,517,000	94,050,000
Less accumulated depreciation	(67,655,000)	(64,075,000)

Net property, plant and equipment	58,862,000	29,975,000

	$115,682,000	$56,759,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,381,000	$3,357,000
Accrued liabilities:
Payroll costs and other taxes	1,603,000	742,000
Other	1,363,000	971,000
Deferred revenue	2,685,000	1,407,000

Total current liabilities	15,032,000	6,477,000

Deferred tax liability	1,937,000	—

Stockholders’ equity:
Preferred stock—par value $1.00 per share; 5,000,000 shares authorized, none outstanding	—	—
Common stock—par value $.33 1/3 per share; 10,000,000 shares authorized, 7,461,794 and 5,633,794 shares issued and outstanding in each period	2,487,000	1,878,000
Additional paid-in capital	80,569,000	39,949,000

Other comprehensive income, net of tax	(110,000)	(28,000)
Retained earnings	15,767,000	8,483,000

Total stockholders’ equity	98,713,000	50,282,000

	$115,682,000	$56,759,000

Non GAAP Financial Numbers:
 Reconciliation of EBITDA to Net Income
     (Unaudited)

	Three Months Ended
	June 30,
	2005	2004
	(in thousands)
Net Income	$3,357	$1,989
Depreciation	2,387	1,156
Interest expense	—	—
Income tax (benefit) expense	1,826	—

EBITDA	$7,570	$3,145

For additional information, please contact:
L. Decker Dawson, Chairman and CEO
Christina W. Hagan, Executive Vice President and CFO
1-800-332-9766